Exhibit 10.1

U.S. HOME SYSTEMS, INC.

2010 EQUITY INCENTIVE PLAN

U.S. HOME SYSTEMS, INC.

EQUITY INCENTIVE PLAN

U.S. HOME SYSTEMS, INC.

2010 Equity Incentive Plan

PART I

PURPOSE, ADMINISTRATION AND RESERVATION OF SHARES

SECTION 1. Purpose of this Plan. The purpose of the 2010 EQUITY INCENTIVE PLAN (the “Plan”) is to provide a means through which U.S. Home Systems, Inc., a Delaware corporation (the “Company”), and its Subsidiaries may attract able persons to serve as Directors, Advisors or Consultants to the Company or its Subsidiaries, or to enter the employ of the Company or its Subsidiaries and to provide a means whereby those individuals upon whom the responsibilities of the successful administration and management of the Company and its Subsidiaries rest, and whose present and potential contributions to the welfare of the Company and its Subsidiaries are of importance, can acquire and maintain stock ownership, thereby strengthening their concern for the welfare of the Company and its Subsidiaries. A further purpose of the Plan is to provide such individuals with the additional incentive and reward opportunities designed to enhance the profitable growth of the Company and its Subsidiaries.

This Plan permits the grant of Non-Qualified Stock Options, Incentive Stock Options, Reload Options, SAR’s or Restricted Stock, or a combination thereof, at the discretion of the Committee and as reflected in the terms of the Award Agreement. Each Award will be subject to conditions specified in this Plan.

SECTION 2. Definitions. As used herein, the following definitions shall apply:

(a) “Award” means any award or benefit granted under this Plan, including Options, Restricted Stock and SAR’s.

(b) “Award Agreement” means a written or electronic agreement between the Company and the Participant setting forth the terms of the Award.

(c) “Beneficial Ownership” has the meaning set forth in Rule 13d-3 promulgated under the Exchange Act.

(d) “Board” means the Company’s Board of Directors.

(e) “Change of Control Value” has the meaning set forth in Section 5(b).

(f) “Change of Control” means the first day that any one or more of the following conditions has been satisfied:

(i) the sale, transfer, or assignment to, or other acquisition by any other entity or entities (other than a Subsidiary), of all or substantially all of the Company’s assets and business in one or a series of related transactions;

(ii) a third person, including a “group” as determined in accordance with Section 13(d) or 14(d) of the Exchange Act, obtains the Beneficial Ownership of Common Stock having fifty percent (50%) or more of the then total number of votes that may be cast for the election of members of the Board; or;

(iii) during any two-consecutive year period, the individuals who, at the beginning of such period, constitute the Board (“Incumbent Directors”) cease for any reason other than death to constitute at least a majority of the members of the Board; provided, however, that except as set forth in this Section 2(f)(iii), an individual who becomes a member of the Board subsequent to the beginning of the two-year period, shall be deemed to have satisfied such two-year requirement and shall be deemed an Incumbent Director if such Director was elected by or on the recommendation of, or with the approval of, at least two-thirds of the Directors who then qualified as Incumbent Directors either actually (because they were Directors at the beginning of such period) or by operation of the provisions of this Section; if any such individual initially assumes office as a result of or in connection with either an actual or threatened solicitation with respect to the election of Directors (as such terms are used in Rule 14a-12(c) of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitations of proxies or consents by or on behalf of a person other than the Board, then such individual shall not be considered an Incumbent Director; or

(iv) a merger, consolidation, reorganization or other business combination (a “Transaction”), as a result of which the stockholders of the Company immediately prior to such Transaction own, directly or indirectly, immediately following such Transaction less than a majority of the combined voting power of the outstanding voting securities of the entity resulting from such Transaction.

(g) “Code” means the Internal Revenue Code of 1986, as amended.

(h) “Committee” means the Compensation Committee appointed by the Board, which shall be comprised of two or more outside Directors (within the meaning of the term “outside directors” as used in section 162(m) of the Code, and applicable interpretive authority under the Code, and within the meaning of “Non-Employee Director” under SEC Rule 16b-3 promulgated under the Exchange Act).

(i) “Common Stock” means the common stock of the Company, par value $.001 per Share.

(j) “Company” means U.S. Home Systems, Inc., a Delaware corporation, and any successor thereto.

(k) “Consultant” or “Advisor” means any person who is not an Employee or a Director and who is compensated for providing advisory or consulting services to the Company or any Subsidiary.

(l) “Director” means a member of the Board.

(m) “Disability” has the meaning set forth in Section 22(e)(3) of the Code.

(n) “Effective Date” means the date of the adoption by the Board of this Plan, provided that the Plan is approved by the stockholders of the Company within twelve months thereafter. Notwithstanding any provision in the Plan or in any agreement for an Award of any kind, no part of any Award shall vest or be exercisable prior to such stockholder approval. No further Awards may be granted under the Plan after ten (10) years from the date the Plan is adopted by the Board. The Plan shall remain in effect until all Awards have been satisfied, expired, vested or forfeited.

(o) “Eligibility Status” means being a Director, Employee, Consultant or Advisor at any given time of the Company or its subsidiaries.

(p) “Employee” means any person in an employment relationship with the Company or its subsidiaries.

(q) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(r) “Fair Market Value” means the closing price per Share on the Global Market System of NASDAQ as to the date specified (or the previous trading day if the date specified is a day on which no trading occurred), or if the Global Market System of NASDAQ shall cease to be the principal exchange or quotation system upon which the Shares are listed or quoted, then such exchange or quotation system upon which the Company elects to list or quote its Shares.

(s) “Incentive Stock Option” means any Option intended to qualify as an incentive stock option with in the meaning of Section 422 of the Code.

(t) “Incumbent Directors” has the meaning set forth in Section 2(f)(iii).

(u) “Non-Qualified Stock Option” means an Option that does not qualify or is not intended to qualify as an Incentive Stock Option.

(v) “NASDAQ Stock Market” means the NASDAQ Stock Market.

(w) “Option” means a Non-Qualified Stock Option, a Reload Option or an Incentive Stock Option granted pursuant to Section 8A of this Plan.

(x) “Optionee” means a Participant who has been granted an Option.

(y) “Participant” means any Director, Employee, Consultant or Advisor of the Company or any of its Subsidiaries that has been granted an Award.

(z) “Plan” means this U.S. Home Systems, Inc. 2010 Equity Incentive Plan, including any amendments thereto.

(aa) “Related Options” has the meaning set forth in Section 8B(a).

(aa) “Reload Option” means a Reload Option granted pursuant to Section 8C of this Plan.

(bb) “Reprice” or “Repricing” shall mean the adjustment or amendment of the exercise price of Options previously awarded whether through amendment, cancellation, replacement of grants or any other means.

(cc) “Restricted Stock” means a grant of Shares pursuant to Section 9 of this Plan.

(dd) “SAR” means the award of stock appreciation rights granted pursuant to Section 8B of this Plan.

(ee) “SEC” means the Securities and Exchange Commission.

(ff) “Share” means one share of Common Stock, as adjusted in accordance with Section 5 of this Plan.

(gg) “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code, a limited liability company, partnership or other entity in which the Company controls fifty percent (50%) or more of the voting power or equity interests, or an entity with respect to which the Company possesses the power, directly or indirectly, to direct or cause the direction of the management and policies of that entity, whether through the Company’s ownership of voting securities, by contract or otherwise.

(hh) “Transaction” has the meaning set forth in Section 2(f)(iv).

SECTION 3. Administration of this Plan.

(a) Authority. This Plan shall be administered by the Board or the Committee. The Committee has full and exclusive power to administer this Plan on behalf of the Board, subject to the limitation that certain actions may be subject to review and approval by the full Board and/or stockholders.

(b) Powers of the Committee. Subject to the other provisions of this Plan, the Committee has the authority, in its discretion:

(i) to determine the Eligibility Status of the Participants to whom Awards, if any, will be granted hereunder;

(ii) to grant Awards to Participants and to determine the terms and conditions of such Awards, including the determination of the Fair Market Value of the Shares, the number of Shares to be represented by each Award and the vesting schedule, the exercise price, the timing of such Awards, and to modify or amend each Award, with the consent of the Participant when required;

(iii) to construe and interpret this Plan and the Awards granted hereunder;

(iv) to prescribe, amend, and rescind rules and regulations relating to this Plan, including the forms of Award Agreements, and manner of acceptance of an Award, such as correcting a defect or supplying any omission, or reconciling any inconsistency so that this Plan or any Award Agreement complies with applicable law, rules, regulations and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purposes of this Plan or any Award Agreement;

(v) to accelerate or defer (with the consent of the Participant) the exercise or vested date of any Award;

(vi) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Award previously granted by the Committee; and

(vii) to make all other determinations deemed necessary or advisable for the administration of this Plan;

provided, that, no consent of a Participant is necessary under clauses (i) or (v) if a modification, amendment, acceleration, or deferral, in the reasonable judgment of the Committee, confers a benefit on the Participant or is made pursuant to an adjustment in accordance with Section 5.

(c) Effect of Committee’s Decision. All decisions, determinations, and interpretations of the Committee shall be final and binding on all Participants, the Company (including its Subsidiaries), any stockholder and all other persons.

(d) Delegation. To the extent permitted by the Committee’s charter, as such charter may be amended from time to time, the Committee may delegate its authority and duties under this Plan to one or more persons other than its members to carry out its policies and directives, including the authority to grant Awards, subject to the limitations and guidelines set by the Committee, except that (i) the authority to grant or administer Awards with respect to persons who are subject to Section 16 of the Exchange Act, or to persons who are “covered employees” (within the meaning of Treasury Regulation, Section 1.162-27(c)(2)), shall not be delegated by the Committee; and (ii) any such delegation shall satisfy any other applicable requirements of Rule 16b-3 of the Exchange Act, or any successor provision. Any action by any such delegate(s) within the scope of such delegation shall be deemed for all purposes to have been taken by the Committee. Any person to whom such authority is granted shall continue to be eligible to receive Awards under this Plan, provided that such Awards are granted directly by the Committee without delegation.

(e) Compliance with Code Section 409A. The parties intend that this Plan and Awards be, at all relevant times, in compliance with (or exempt from) Section 409A of the Code and all other applicable laws, and this Plan shall be so interpreted and administered. In addition to the general amendment rights of the Company with respect to the Plan, the Company specifically retains the unilateral right (but not the obligation) to make, prospectively or retroactively, any amendment to this Plan or any related document as it deems necessary or desirable to more fully address issues in connection with compliance with (or exemption from) Section 409A of the Code and other laws. In no event, however, shall this section or any other provisions of this Plan be construed to require the Company to provide any gross-up for the tax consequences of any provisions of, or payments under, this Plan. The Company and its affiliates shall have no responsibility for tax or legal consequences to any Participant (or beneficiary) resulting from the terms or operation of this Plan.

SECTION 4. Shares Subject to this Plan.

(a) Reservation of Shares. Five Hundred Thousand (500,000) Shares are reserved for issuance under the Plan. If an Award expires, is forfeited or becomes unexercisable for any reason without having been exercised in full, the undelivered Shares which were subject thereto shall, unless this Plan has been terminated, become available for future Awards under this Plan. The Shares may be authorized but unissued or reacquired Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of this Plan.

(b) Time of Granting Awards. The date of grant of an Award shall, for all purposes, be the date on which the Company completes the corporate action relating to the grant of such Award and all conditions to the grant have been satisfied, provided that conditions to the exercise of an Award shall not defer the date of grant. Notice of a grant shall be given to each Participant to whom an Award is so granted within a reasonable time after the determination has been made.

(c) Securities Law Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated under either of such Acts, and the requirements of any stock exchange or quotation system upon which the Shares may then be listed or quoted, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(d) Substitutions and Assumptions. The Board or the Committee has the right to substitute or assume Awards in connection with mergers, reorganizations, separations, or other transactions to which Section 424(a) of the Code applies, provided such substitutions and assumptions are permitted by Section 424 of the Code and the regulations promulgated thereunder. The number of Shares reserved pursuant to Section 4(a) may be increased by the corresponding number of Awards assumed and, in the case of a substitution, by the net increase in the number of Shares subject to Awards before and after the substitution.

SECTION 5. Adjustments to Shares Subject to this Plan.

(a) Adjustments. If the outstanding Shares shall be changed into or exchanged for a different number or kind of shares of stock or other securities or property of the Company or of another corporation (whether by reason of merger, consolidation, recapitalization, reclassification, split up, combination of shares or otherwise), or if the number of such Shares shall be increased by a stock dividend or stock split, there shall be substituted for or added to each Share theretofore reserved for the purposes of this Plan, whether or not such Shares are at the time subject to outstanding Awards, the number and kind of shares of stock or other securities or property into which each outstanding Share shall be so changed or for which it shall be so exchanged, or to which each such Share shall be entitled, as the case may be. Outstanding Awards shall also be considered to be appropriately amended as to price and other terms as may be necessary or appropriate to reflect the foregoing events. No adjustment pursuant to this Section 5 shall be deemed a Repricing of an Option or any other Award. If there shall be any other change in the number or kind of the outstanding Shares, or of any stock or other securities or property into which such Common Stock has been changed, or for which it has been exchanged, and if the Committee shall in its sole discretion determine that such change equitably requires an adjustment in the number or kind or price of the Shares then reserved for the purposes of this Plan, or in any Award theretofore granted or which may be granted under this Plan, then such adjustment shall be made by the Committee and shall be effective and binding for all purposes of the Plan. In making any such substitution or adjustment pursuant to this Section 5, fractional Shares may be ignored.

(b) Amendments. The Committee has the power, in the event of any Transaction, to (1) amend all outstanding Options to permit the exercise thereof in whole or in part at any time, or from time to time, prior to the effective date of any such Transaction and (2) to terminate each such Option as of such effective date and pay each holder of such Award an amount of cash per Share equal to the excess, if any, of the Change of Control Value (as hereinafter defined) of the shares subject to such Option over the exercise price under such Options for such Shares. For purposes of this subsection (b), the “Change of Control Value” shall be the per Share price paid to stockholders of the Company in the Transaction, provided that in the event that the consideration offered to stockholders of the Company consists of anything other than cash, the Committee will determine, in its sole and absolute discretion, the fair cash equivalent value of the consideration offered that is other than cash.

(c) No Other Adjustment. Except as expressly provided herein, no issuance by the Company of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares subject to an Award.

(d) Limitations under Code Section 409A. Notwithstanding as otherwise provided in this Section 5, no adjustment or amendment shall be taken under this Section 5 that:

(i) with respect to any Awards that are not subject to Section 409A of the Code as of the date of such action, would cause such Award to be subject to the requirements of Section 409A of the Code without satisfying such requirements; or

(ii) with respect to Awards subject to Section 409A of the Code, would constitute (i) a change in the time and form of payment under such Award, unless consented to by the Participant and otherwise satisfies the requirements of Treasury Regulation §1.409A-2(b), (ii) an acceleration of payment under the Award in prohibition of Section 409A(a)(3) of the Code and the regulations thereunder, taking into consideration the exceptions provided under Treasury Regulation §1.409A-3(j)(4) for certain accelerations, or (iii) a violation of Section 409A of the Code not otherwise referenced herein that would trigger adverse tax consequences for the Participant.

PART II

TERMS APPLICABLE TO ALL AWARDS

SECTION 6. General Eligibility and Annual Maximum Award; Procedure for Exercise of Awards; Rights as a Stockholder.

(a) General Eligibility. The Committee may from time to time grant Awards only to one or more Employees, Advisors, Consultants and Directors.

(b) Maximum Annual Participant Award. The aggregate number of Shares with respect to which an Award or Awards may be granted to any one Participant in any one taxable year of the Company shall not exceed 100,000 Shares (subject to adjustment as set forth in Section 5(a)).

(c) Procedure. An Award shall be exercised when written or electronic notice of exercise has been given to the Company, or the brokerage firm or firms approved by the Company to facilitate exercises and sales under this Plan, in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised has been received by the Company or the brokerage firm or firms, as applicable. The notification to the brokerage firm shall be made in accordance with procedures of such brokerage firm approved by the Company. The Company shall issue (or cause to be issued) such share certificate promptly upon exercise of and full payment for the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the share certificate is issued, except as provided in Section 5 of this Plan.

(d) Method of Payment. The consideration to be paid for the Shares to be issued upon exercise of an Award, including the method of payment, shall be determined by the Committee (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). Such consideration may consist of (1) cash, (2) check, (3) promissory note, (4) other Shares which have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which such Option shall be exercised, (5) consideration received by the Company under a cashless exercise program implemented by the Company in connection with the Plan, or (6) any combination of the foregoing methods of payment. In making its determination as to the type of consideration to accept, the Committee shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

(e) Stockholder Rights. Except as otherwise provided in this Plan, until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the share certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares subject to the Award, notwithstanding the exercise of the Award.

(f) Non-Transferability of Awards. An Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in exchange for consideration, except that an Award may be transferred by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Participant, only by the Participant; unless the Committee permits further transferability, on a general or specific basis, in which case the Committee may impose conditions and limitations on any permitted transferability.

SECTION 7. Effect of Change of Control. Notwithstanding any other provision in this Plan to the contrary, the following provisions shall apply unless otherwise provided in the most recently executed agreement between the Participant and the Company, or specifically prohibited under applicable laws, or by the rules and regulations of any applicable governmental agencies or national securities exchanges or quotation systems.

(a) Acceleration. Awards of a Participant shall be Accelerated (as defined in Section 7(b)) upon the occurrence of a Change of Control.

(b) Definition. For purposes of this Section 7, Awards of a Participant being “Accelerated” means, with respect to such Participant:

(i) any and all Options shall become fully vested and immediately exercisable, and shall remain exercisable throughout their entire term; and

(ii) any restriction periods and restrictions imposed on Restricted Stock shall lapse.

PART III

SPECIFIC TERMS APPLICABLE TO OPTIONS AND STOCK AWARDS

SECTION 8A. Grant, Terms and Conditions of Options.

(a) Designation. Each Option shall be designated in an Award Agreement as either an Incentive Stock Option, a Non-Qualified Stock Option or a Reload Option. However, notwithstanding such designations, to the extent that the aggregate Fair Market Value of the Shares with respect to which Options designated as Incentive Stock Options are exercisable for the first time by any Participant during any calendar year (under all plans of the Company) exceeds $100,000, such excess Options shall be treated as Non-Qualified Stock Options. Options shall be taken into account in the order in which they were granted.

(b) Term of Options. The term of each Option shall be established by the Committee in its sole and absolute discretion at the date of grant. However, the term of each Incentive Stock Option shall be no more than 10 years from the date of grant, and, in the case of an Incentive Stock Option granted to a Participant who, at the time the Option is granted, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, the term of the Option shall be no more than 5 years from the date of grant.

(c) Vesting. Options granted pursuant to this Section 8A shall vest pursuant to the periods, terms and conditions determined by the Committee in its sole discretion. The Committee in its sole and absolute discretion may provide that an Option will be vested or exercisable upon (1) the attainment of one or more performance goals or targets established by the Committee; (2) the Optionee’s continued employment as an Employee or service as a Director, Advisor or Consultant with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Each Option may, in the sole and absolute discretion of the Committee, have different provisions with respect to vesting and/or exercise of the Option. To the extent Options vest and become exercisable in increments, such Options shall cease vesting as of the termination of such Optionee’s employment for any reason other than death. In event of termination of an Optionee’s employment by reason of Optionee’s death, such Options shall immediately vest in full.

(d) Exercise Prices.

(i) The per Share exercise price under an Incentive Stock Option shall be: (A) if granted to a Participant who, at the time of the grant of such Incentive Stock Option, owns Shares representing more than 10% of the voting power of all classes of stock of the Company or any Subsidiary, no less than 110% of the Fair Market Value per Share on the date the Option is granted, or (B) if granted to any other Participant, no less than 100% of the Fair Market Value per Share on the date the Option is granted.

(ii) The per Share exercise price under a Non-Qualified Stock Option shall be no less than 100% of the Fair Market Value per Share on the date the Option is granted.

(iii) In no event shall the Board or the Committee be permitted to Reprice an Option after the date of grant without stockholder approval.

(e) Exercise. Any Option granted hereunder shall be exercisable at such times and under such conditions as determined by the Committee at the time of grant, as provided in the applicable Award Agreement, and as are permissible under the terms of this Plan. An Option may not be exercised for a fraction of a Share.

(f) Expiration of Options upon Termination of Employment. Unless otherwise provided in the applicable Award Agreement as determined by the Committee at the time of grant, Options granted under this Plan, shall expire and cease to be exercisable as follows:

(i) three (3) months after the date of the termination of Optionee’s employment, termination of a Director as a member of the Board and termination of the services of a Consultant or Advisor, other than in circumstances covered by (ii) or (iii) below;

(ii) twelve (12) months after the date of the termination of a Optionee’s employment or termination of a Director as a member of the Board if such termination was by reason of Disability; and

(iii) twelve (12) months after the date of the death of a Participant.

Notwithstanding the foregoing in this subsection (f), the Committee has the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate, provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Optionee’s employment had occurred. To the extent that the extension of the expiration date results in an Option no longer qualifying as an Incentive Stock Option, such extension shall not be effective unless Optionee approves the extension and waives any and all claims against the Committee and the Company for any losses resulting from the disqualification of the Incentive Stock Option.

SECTION 8B. Stock Appreciation Rights.

(a) Award of Stock Appreciation Rights. Concurrently with or subsequent to the award of any Option to purchase one or more Shares, the Committee may in its sole discretion, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Share covered by an Option (the “Related Option”), a related alternate SAR, permitting such Optionee to be paid the appreciation on the Related Option in lieu of exercising the Related Option. A SAR granted with respect to an Incentive Stock Option must be granted together and concurrently with the Related Option. A SAR granted with respect to a Non-Qualified Stock Option may be granted together with or subsequent to the grant of such Related Option.

(b) Stock Appreciation Rights Agreement. Each SAR shall be on such terms and conditions not inconsistent with this Plan as the Committee may determine and shall be evidenced by a written agreement executed by the Company and the Optionee receiving the Related Option.

(c) Exercise. An SAR may be exercised only if and to the extent that its Related Option is eligible to be exercised on the date of exercise of the SAR. To the extent that a holder of a SAR has a current right to exercise, the SAR may be exercised from time to time by written notice to the Company at its principal place of business. Such notice shall state the election to exercise the SAR, the number of Shares in respect of which it is being exercised, shall be signed by the person so exercising the SAR and shall be accompanied by the agreement evidencing the SAR and the Related Option. In the event the SAR shall not be exercised in full, the Secretary of the Company shall endorse or cause to be endorsed on the SAR and the Related Option the number of Shares which have been exercised thereunder and the number of Shares that remain exercisable under the SAR and the Related Option, respectively, and return such SAR and Related Option to the holder thereof.

(d) Amount of Payment. The amount of payment to which an Optionee shall be entitled to receive upon the exercise of each SAR shall be equal to 100% of the amount, if any, by which the Fair Market Value of a Share on the date the SAR is exercised exceeds the exercise price of the Option to which the exercised SAR relates; provided, however, the Company may, in its sole discretion, withhold from such cash payment any amount necessary to satisfy the Company’s obligation for withholding taxes with respect to such payment. For this purpose, the Fair Market Value of a Share shall be determined in the manner set forth in Section 8A(d) hereof.

(e) Form of Payment. The amount payable by the Company to an Optionee upon exercise of a SAR may be paid in Shares, cash or a combination thereof as determined by the Committee in its sole and absolute discretion. The number of Shares to be paid to an Optionee upon such Optionee’s exercise of a SAR shall be determined by dividing the amount of payment determined pursuant to Section 8B(d) hereof by the Fair Market Value of a Share on the exercise date of such SAR. For purposes of this Plan, the exercise date of a SAR shall be the date the Company receives written notification from the Optionee of the exercise of the SAR in accordance with the provisions of Section 8B(c) hereof. As soon as practicable after exercise, the Company shall either deliver to the Optionee the amount of cash due such Optionee or a certificate or certificates for such Shares. All such Shares shall be issued subject to the applicable rights and restrictions specified herein.

(f) Termination of SAR. Except as otherwise provided in case of Disability or death, no SAR shall be exercisable after an Optionee ceases to be an Employee, Director, Advisor or Consultant of the Company or a Subsidiary; provided, however, that the Committee shall have the right in its sole discretion, but not the obligation, to extend the exercise period for not more than three (3) months following the date such Optionee ceases to be an Employee, Director, Advisor or Consultant of the Company or a Subsidiary; provided further, that the Committee may not extend the period during which an Optionee may exercise a SAR for a period greater than the period during which an Optionee may exercise the Option related to said SAR. If an Optionee’s position as an Employee, Director, Advisor or Consultant of the Company is terminated due to the Disability or death of such Optionee, the Committee shall have the right, in its sole discretion, but not the obligation, to extend the exercise period applicable to the SAR for a period not to exceed the period in which the Optionee may exercise the Option related to said SAR, as set forth in Sections 8A(f)(ii) and 8A(f)(iii) hereof, respectively.

(g) Effect of Exercise of SAR. The exercise of any SAR shall cancel and terminate the right to purchase an equal number of Shares covered by the Related Option.

(h) Effect of Exercise of Related Option. Upon the exercise or termination of any Related Option, the SAR with respect to such Related Option shall terminate to the extent of the number of Shares as to which the Related Option was exercised or terminated.

(i) Nontransferability of SAR. A SAR granted pursuant to this Plan shall be exercisable only by the Optionee or the Optionee’s court appointed guardian or representative upon Disability or death of Optionee subject to the provisions of Section 8B(f) hereof and shall not be assignable or transferable by the Optionee. A SAR granted pursuant to the Plan shall not be assigned, pledged or hypothecated in any way (whether by operation of law or otherwise) and shall not be subject to execution, attachment, or similar process. Any attempted transfer, assignment, pledge, hypothecation, or other disposition of any SAR or of any rights granted thereunder contrary to the foregoing provisions of this Section 8B(i), or the levy of any attachment or similar process upon a SAR or such rights, shall be null and void.

(j) No Interest in Company Assets. To the extent any person acquires a right to receive payments from the Company under Section 8B of the Plan, such rights shall be no greater than the rights of an unsecured creditor of the Company, and such person shall not have any rights in or against any specific assets of the Company.

SECTION 8C. Reload Options.

(a) Authorization of Reload Options. Concurrently with the award of any Non-Qualified Stock Option and/or the award of any Incentive Stock Option to any Participant in the Plan, the Committee may authorize a Reload Option to purchase for cash or Shares that number of Shares equal to the sum of:

(1)	The number of Shares used to exercise the underlying Non-Qualified Stock Option or Incentive Stock Option; and

(2)	To the extent authorized by the Committee, the number of Shares used to satisfy any tax withholding requirement incident to the exercise of the underlying Non-Qualified Stock Option or Incentive Stock Option.

The grant of a Reload Option will become effective upon the exercise of the underlying Non-Qualified Stock Option, Incentive Stock Option or Reload Option through the use of Shares held by the Optionee for at least 12 months. Notwithstanding the fact that the underlying Option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an “incentive stock option” under Section 422 of the Code.

(b) Reload Option Amendment. Each Award Agreement related to a Non-Qualified Stock Option or Incentive Stock Option shall state whether the Committee has authorized Reload Options with respect to the underlying Non-Qualified Stock Option and/or Incentive Stock Option. Upon the exercise of an underlying Non-Qualified Stock Option or Incentive Stock Option, the Reload Option will be evidenced by an amendment to the underlying Award Agreement.

(c) Reload Option Price. The exercise price per Share deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a Share on the date the grant of the Reload Option becomes effective, determined in the manner set forth in Section 8A(d) hereof.

(d) Term and Exercise. Each Reload Option shall be fully exercisable six months from the effective date of grant. The term of each Reload Option shall be equal to the remaining term of the underlying Non-Qualified Stock Option and/or Incentive Stock Option.

(e) Termination of Employment. No additional Reload Options shall be granted to Optionees when Non-Qualified Stock Options, Incentive Stock Options and/or Reload Options are exercised pursuant to the terms of this Plan following termination of the Optionee’s employment.

(f) Applicability of Other Sections. To the extent not inconsistent with the foregoing provisions of this Section, the other Sections of this Plan pertaining to Options, are applicable to Reload Options.

SECTION 9. Grant, Terms and Conditions of Stock Awards.

(a) Designation. Restricted Stock may be granted either alone, in addition to, or in tandem with other Awards granted under this Plan. After the Committee determines that it will offer Restricted Stock, it will advise the Participant in writing or electronically, by means of an Award Agreement, of the terms, conditions and restrictions, including vesting, if any, related to the offer, including the number of Shares that the Participant shall be entitled to receive or purchase, the price to be paid, if any, and, if applicable, the time within which the Participant must accept the offer. The offer shall be accepted by execution of an Award Agreement or as otherwise directed by the Committee. The term of each Award of Restricted Stock shall be at the discretion of the Committee.

(b) Vesting. The Committee, in its sole discretion, shall determine the time or times within which an Award of Restricted Stock may be subject to forfeiture, the vesting schedule and the rights to acceleration thereof, and all other terms and conditions of the Award. The Committee may, but shall not be required, provide that vesting of such Award will occur upon (1) the attainment of one or more performance goals or targets established by the Committee, which are based on (i) percentage increases in net revenue, (ii) earnings before or after interest, taxes, depreciation, and/or amortization, and (iii) operating income (which for purposes of this calculation shall equal net income as determined in accordance with generally accepted accounting principles plus stock compensation expense); (2) the Optionee’s continued employment or service with the Company for a specified period of time; (3) the occurrence of any event or the satisfaction of any other condition specified by the Committee in its sole and absolute discretion; or (4) a combination of any of the foregoing. Subject to the applicable provisions of the Award Agreement and this Section 9, upon termination of a Participant’s employment, or service or termination of a Director as a member of the Board for any reason, all Restricted Stock subject to the Award Agreement may vest or be forfeited in accordance with the terms and conditions established by the Committee as specified in the Award Agreement. Each Award of Restricted Stock Award may, in the sole and absolute discretion of the Committee, have different forfeiture and vesting provisions.

PART IV

TERM OF PLAN AND STOCKHOLDER APPROVAL

SECTION 10. Term of Plan. This Plan shall become effective as of the Effective Date and shall continue in effect until the tenth anniversary of the Effective Date or until terminated under Section 11 of this Plan or extended by an amendment approved by the stockholders of the Company pursuant to Section 11(a).

SECTION 11. Amendment and Termination of this Plan.

(a) Amendment and Termination. The Board or the Committee may amend or terminate this Plan from time to time in such respects as the Board may deem advisable (including, but not limited to, amendments which the Board deems appropriate to enhance the Company’s ability to claim deductions related to Option exercises); provided, that to the extent an amendment to this Plan (1) increases the maximum number of Shares available under the Plan, (2) changes the class of individuals eligible to receive Awards under the Plan, or (3) requires stockholder approval under the rules of the NASDAQ Stock Market, such other exchange or quotation service upon which the Company’s Shares are either quoted or traded, or the SEC, stockholder approval shall be required for any such amendment of this Plan. Subject to the foregoing, it is specifically intended that the Board or Committee may amend this Plan without stockholder approval to comply with legal, regulatory and listing requirements and to avoid unanticipated consequences deemed by the Committee to be inconsistent with the purpose of this Plan or any Award Agreement.

(b) Effect of Amendment or Termination. Any amendment or termination of this Plan shall not impair the rights of Participants under previously-granted Awards and such Awards shall remain in full force and effect as if this Plan had not been so amended or terminated, unless mutually agreed otherwise between the Participant and the Committee, which agreement must be in writing and signed by the Participant and the Company.

SECTION 12. Stockholder Approval. The effectiveness of this Plan is subject to approval by the stockholders of the Company in accordance with applicable NASDAQ Stock Market rules, or the rules of such other exchange upon which the Company’s Common Stock is either quoted or traded at the time the Plan becomes effective.

PART V

MISCELLANEOUS

SECTION 13. Unfunded Plan. The adoption of this Plan and any setting aside of amounts by the Company with which to discharge its obligations hereunder shall not be deemed to create a trust. The benefits provided under this Plan shall be a general, unsecured obligation of the Company payable solely from the general assets of the Company, and neither a Participant nor the Participant’s beneficiaries or estate has any interest in any assets of the Company by virtue of this Plan. Nothing in this Section 13 shall be construed to prevent the Company from implementing or setting aside funds in a grantor trust subject to the claims of the Company’s creditors. Legal and equitable title to any funds set aside, other than any grantor trust subject to the claims of the Company’s creditors, shall remain in the Company and any funds so set aside shall remain subject to the general creditors of the Company, present and future. Any liability of the Company to any Participant with respect to an Award shall be based solely upon contractual obligations created by this Plan and the Award Agreements.

SECTION 14. Representations and Legends. The Committee may require each person purchasing Shares pursuant to an Award under this Plan to represent to and agree with the Company in writing that the purchaser is acquiring the Shares without a view to distribution thereof. In addition to any legend required by this Plan, the certificate for such Shares may include any legend which the Committee deems appropriate to reflect a restriction on transfer.

All certificates for Shares delivered under this Plan shall be subject to such stock transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which the Common Stock is listed, applicable federal or state securities laws, and any applicable corporate law, and the Committee may cause the legend or legends to be put on any such certificates to make appropriate reference to such restriction.

SECTION 15. Assignment of Benefits. No Award or other benefits payable under this Plan shall, except as otherwise provided under this Plan or as specifically provided by law, be subject in any manner to anticipation, alienation, attachment, sale, transfer, assignment, pledge, encumbrance or charge. Any attempt to anticipate, alienate, attach, sell, transfer, assign, pledge, encumber or charge, any such benefit shall be void, and any such benefit shall not in any manner be subject to the debts, contracts, liabilities, engagements or torts of any person who shall be entitled to such benefit, nor shall such benefit be subject to attachment or legal process for or against that person.

SECTION 16. Governing Laws. This Plan and actions taken in connection herewith shall be governed, construed and enforced in accordance with the laws of the State of Delaware.

SECTION 17. Application of Funds. The proceeds received by the Company from the sale of Shares pursuant to Awards granted under this Plan will be used for general corporate purposes.

SECTION 18. Right of Discharge. Nothing in this Plan or in any Award or Award Agreement shall confer upon any Participant or any other individual the right to continue in the employment or service of the Company or any of its Subsidiaries, or affect any right the Company or any of its Subsidiaries may have to terminate the employment or service of any such Participant or any other individual at any time for any reason.

SECTION 19. Withholding. The Company shall not deliver Shares in respect of the exercise of or lapse in restrictions on an Award unless and until the Participant has made arrangements satisfactory to the Company to pay applicable withholding tax obligations. Unless other arrangements have been made, withholding may be effected, at the Company’s option, by withholding Common Stock issuable in connection with the exercise of or lapse in restrictions on an Award (provided that Shares may be withheld only to the extent that such withholding will not result in adverse accounting treatment for the Company). The Participant acknowledges that the Company shall have the right to deduct any taxes required to be withheld by law in connection with the exercise of or lapse in restrictions on an Award from any amounts payable by it to the Participant (including, without limitation, future cash wages).

Adopted by the Board of Directors on March 15, 2010.